                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 6, 1995
                                                         _______________



                                 HRE PROPERTIES
_______________________________________________________________________________
                (Exact name registrant as specified in charter)



  Massachusetts                     1-6309                      04-2458402
_______________________________________________________________________________
 (State or other jurisdiction    (Commission             (IRS Employer
      of incorporation)          file number)          Identification no.)



       530 Fifth Avenue        New York, New York              10036
_______________________________________________________________________________
      (Address of principal executive offices)               Zip Code



        Registrant's telephone number, including area code 212/642-4800

ITEM 2            Acquisition or Disposition of Assets

         On January 6, 1995, the Registrant purchased the Danbury Square Mall Shopping Center located in Danbury, Connecticut from The Aetna Life Insurance Company. The purchase price was $19,250,000 exclusive of the closing costs, fees and other expenses of approximately $220,000.

         The acquisition was pursuant to a Purchase and Sale Agreement dated January 6, 1995 by and between The Aetna Life Insurance Company and the Registrant.

         Registrant funded the purchase with cash of $8,000,000 and through a first mortgage loan of $11,250,000. The mortgage note agreement provides that the loan shall bear interest at 9.5% per annum, payable in monthly installments of interest only. The scheduled maturity date is February 1, 2000, at which time the entire outstanding principal is due.

         The property acquired is located in Fairfield County, Connecticut and is situated on 19.3 acres of land. The shopping center contains 20 retail tenants. The largest tenants include Toys 'R Us occupying 65,700 square feet and Bed, Bath and Beyond occupying 19,719 square feet. The property is currently 92% occupied.

Item  7  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements and Pro Forma Financial Information

                  The financial statements and pro forma financial information required to be filed as specified in Rule 3.14 and Article 11 of Regulation S-X are not contained herein as it is impracticable to provide such information at this time. Such information will be provided as soon as practicable, but no later than 60 days from the date of this report.

         (b)      Exhibits

                  o Second Purchase and Sale Agreement between the Registrant and The Aetna Life Insurance Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      HRE PROPERTIES
                                                      ______________
                                                      (Registrant)

Date  January 20, 1995
      ________________

                                                      By /s/ Charles J. Urstadt
                                                        _______________________
                                                        Charles J. Urstadt
                                                        President and Chief
                                                          Executive Officer